FOR IMMEDIATE RELEASE

AMYRIS, INC. REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

•Record $177 million reported total revenue
•Positive adjusted EBITDA of $103 million
•Full Year 2021 reported total revenue expected around $400 million

Emeryville, CA – May 6, 2021 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company active in the Clean Health and Beauty markets through its consumer brands, today announced financial results for its first quarter ended March 31, 2021.

"We delivered significant value during the first quarter from continued product-related revenue growth and the completion of the second strategic ingredients transaction resulting in record revenue and significantly positive adjusted EBITDA. We further reduced our debt position, and since the close of Q1, we signed the third strategic ingredients transaction and completed a successful equity raise. All these factors combined enhance our capital structure, solidify our liquidity and provide financial flexibility to accelerate growth,” commented John Melo, President and Chief Executive Officer.

"Consumer demand for clean beauty is accelerating and our consumer brands are delivering industry-leading growth. Our ingredients portfolio also delivered a solid quarter, and we are very pleased with the progress on the three strategic transactions. These transactions further validate the value we have long associated with our ingredients portfolio, accelerate our market leadership, and expand partnerships to establish industry platforms for nutrition and flavor and fragrance markets. We are the leader of bio-manufacturing and believe that we deliver more bio-manufactured products than the aggregate of the entire sector,” continued Melo.

“We’re on track to more than double our targeted additional retail locations and our new brands have a strong retail order book ahead of their launch dates. We expanded the number of ingredients in the development and scale-up pipeline by 33% and see an estimated $2.5 billion of future ingredient revenue from the strategic, long term manufacturing partnerships with DSM and Ingredion. Based on our momentum, we expect full year underlying total revenue in the $250 million range and reported total revenue of around $400 million, when including the contributions from strategic transactions. We expect positive adjusted EBITDA for full year 2021,” concluded Melo. “We are leading the world of bio-manufacturing through the delivery of clean, sustainable chemistry for a healthier planet.”

Q1 2021 Financial Highlights
•Total revenue of $177 million was a new record and included revenue of $144 million related to the strategic ingredient portfolio transaction. Total underlying revenue (product sales and collaboration revenue) increased 37% to $33 million compared to Q1 2020.
•Product revenue of $28 million increased $9 million or 47%, compared to Q1 2020 driven by a $6 million, or 73%, increase in consumer sales and a $3 million, or 25%, increase in ingredient sales.
•Gross margin of $161 million or 91% of revenue improved from $18 million or 63% of revenue in Q1 2020. Excluding the $144 million contribution from the strategic transaction, gross margin of $17 million increased by $4 million compared to Q1 2020 due to product-related margin growth.

•Cash operating expense of $54 million increased by $9 million, or 21% compared to Q1 2020 due primarily to marketing investments in the expansion of consumer brands and additional R&D spend.
•Adjusted EBITDA was $103 million and improved $130 million year-over-year due to income from the Q1 strategic ingredients transaction, increased underlying revenue and improved product margins, partially offset by higher operating expenses.
•GAAP net earnings were -$289 million due primarily to -$377 million of unfavorable non-cash mark-to-market adjustments related to changes in the fair value of debt and derivatives. GAAP EPS of -$1.08 compared to -$0.56 in Q1 2020.
•Adjusted net earnings of $95 million, or $0.35 per share compared to adjusted net earnings of -$44.0 million, or -$0.28 per share, for Q1 2020. The Company recorded non-GAAP adjustments totaling $384 million in Q1 2021.
•Cash at the end of the quarter was $144 million, compared to $3 million at the end of Q1 2020. This includes $150 million from the strategic ingredients transaction completed during the quarter (net $123 million after $23 million debt prepayment and $4 million expense).
•Total principal debt at the end of the quarter was $115 million, compared to $209 million at the end of Q1 2020, and $171 million at year-end 2020. Interest expense for Q1 2021 was $6 million compared to $15 million in Q1 2020 due to lower debt.

Q1 2021 Sales Revenue

1 Includes one-off strategic ingredient portfolio transaction in Q1 2021

Full Year 2021 Outlook
•Underlying total revenue (Product, Collaboration & Grants) expected to be in the $250 million range. Reported total revenue expected to be around $400 million inclusive of strategic transactions.
•Continued growth combined with strategic transactions expected to result in positive full year adjusted EBITDA.
•Debt expected to be below $100 million by year-end. This includes a $50 million convertible to equity (i.e. net $50 million).

Business Highlights
1.Commercializing our Lab-to-Market Synthetic Biology Platform
We expanded the number of ingredients in the development and scale-up pipeline by 33% from 18 to 24.

Our proprietary Lab-to-Market pipeline continues to make impressive progress in transitioning new molecules to manufacturing scale and reducing our manufacturing costs with each campaign. Amyris is at >90% of its final manufacturing cost target for a key food ingredient, >80% for two others in the food, health and wellness sectors and exceeded the performance targets for a fourth molecule targeted for the fragrance industry.
Our R&D and Process Development teams continue to drive down the manufacturing cost for CBG and is targeting another campaign in the second half of 2021.

Our development of squalane as an excipient, and our collaboration with IDRI on the next-generation advanced RNA vaccine for current and future potential COVID variants continues to progress well.

2.No Compromise® Consumer Brands
We recently announced a 5-year partnership with Reese Witherspoon as global brand ambassador for Biossance. Reese, the Biossance brand team and its industry-leading scientists will create content that is engaging and educational, empowering today’s beauty community to become savvier, more health-conscious consumers. Since the announcement 60% of consumers who purchased on Biossance.com were new compared to 44% in the previous 7 days.
Biossance launched in China in March and Sephora expansion in North America and Australia continues.
We launched Pipette in more than 600 Target stores nationwide. Within the first month we achieved number one “New Baby Bath Brand” at Target in both retail sales and units.
We have entered into a partnership to establish a manufacturing and fulfillment center in Reno Nevada. We expect to transition up to 70% of our consumer products from various contract manufacturers to this location and expect this to reduce our cost of goods. Additionally, we expect to improve our speed to market and our flexibility in quickly adapting to the needs of our retail partners and consumers.

3.Ingredients Portfolio enabling the ESG agenda of industry leaders
Consistent with our previous communication we have now completed three strategic transactions.
With the transactions we see a clear path that is strategic and value accretive for all parties involved. Amyris will continue to do what it does best in these partnerships, namely develop, scale and commercialize ingredients from our Lab-to-Market operating system
The first two transactions were with DSM and represent an estimated value of $550 million in short and medium-term contributions. The upfront cash was $190 million for the two combined with which we paid down $23 million in debt.
The third strategic transaction was with Ingredion for the exclusive licensing of Amyris’s zero-calorie, nature-based, fermented Reb M sweetener. The transaction value is estimated to be $100 million, comprised of both short and medium-term contributions from Ingredion. This includes $75 million for the exclusive license to sell and market Reb M from fermentation along with a participation in the Brazil manufacturing joint venture. Additional value is expected from future profit share from Reb M sales and R&D collaboration.
Our engineering and operations team remains on task for the construction of our new ingredients plant in Barra Bonita, Brazil. We expect to complete construction by the end of this year and be producing early 2022.

FINANCIAL RESULTS AND NON-GAAP INFORMATION
To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures that we believe are helpful in understanding our financial results. These non-GAAP financial measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures, when considered together with financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ abilities to meaningfully compare our results from period to period, identify operating trends in our business, and track and model our financial performance. In addition, our management believes that these non-GAAP financial measures allow for greater transparency into the indicators used by management to understand and evaluate our business and make operating decisions.
Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.
Our Non-GAAP financial measures include the following:
Adjusted net income (loss) is calculated as GAAP net income/loss excluding stock-based compensation expense, gain/loss from change in fair value of derivatives, gain/ loss from changes in the fair value of debt, losses upon debt extinguishment, income attributable to noncontrolling interest, loss allocated to participating securities, inventory lower of cost or net realizable value adjustments, R&D performance agreement termination, manufacturing capacity fee adjustments and other income/expense and income/loss attributable to noncontrolling interest.
Adjusted EPS is calculated by dividing adjusted net income (loss) by the weighted average shares, basic outstanding for the period.
Non-GAAP Gross Margin (Gross Margin) is calculated as GAAP revenues divided by non-GAAP cost of products sold (which excludes other costs/provisions, inventory lower of cost or net realizable value adjustments, excess capacity, manufacturing capacity fee adjustments, stock-based compensation expense, depreciation and amortization).
Non-GAAP Cash Operating Expense is calculated as GAAP Operating Expense minus non-cash stock-based compensation, depreciation and amortization and R&D performance agreement termination.
EBITDA is calculated as GAAP net income (loss) less interest, expense, income tax expense, depreciation and amortization, deemed dividends to preferred stockholders, and loss allocated to participating securities.
Adjusted EBITDA is calculated as EBITDA less income attributable to noncontrolling interest, gain/loss from change in fair value of derivatives, gain/loss from changes in the fair value of debt, loss upon debt extinguishment, other income/expense, loss from investment in affiliate, income attributable to non-controlling interest, inventory lower of cost or net realizable value adjustments, R&D performance agreement termination, manufacturing capacity fee adjustments, and stock-based compensation expense.

Conference Call
Amyris will host its first quarter 2021 conference call today at 9:00 am ET (6:00 am PT) to discuss its financial results and provide a business and financial update.
Live audio webcast/conference call:
Webcast: please visit http://investors.amyris.com.
U.S. Dial-In Number: (877) 870-4263. International Dial-In Number: (412) 317-0790.
Please connect to the website or dial in to the conference call 15 minutes prior to the start of the call to avoid connection delays. If a participant will be listen-only, they are encouraged to listen via the webcast on Amyris's investor page.
A replay of the webcast will be available on the Investor Relations section of Amyris’s website.

About Amyris
Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Clean Health & Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of-the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own and operate a family of consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance® clean beauty skincare, Pipette® clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane. For more information, please visit http://www.amyris.com.

Forward-Looking Statements
This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as Amyris’s 2021 financial outlook and goals, including the addition of retail locations and launch of new brands; Amyris’s belief regarding its delivery of more bio-manufactured products than aggregate of the sector; Amyris’s expectations regarding future ingredient revenue as well as strategic and value accretive path with respect to its strategic transactions; Amyris’s expectations regarding transitioning consumer products to future fulfillment center to reduce cost of goods; Amyris’s expectations regarding improving speed to market and adaptability to needs of retail partners and consumers; and other expectations regarding financial and operational results and strategic priorities, including the timing of completion of Brazil facility. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to its financing activities, risks related to potential delays or failures in completing and integrating planned acquisitions, risks related to potential delays or failures in development, regulatory approval, launch, production and commercialization of products, risks related to Amyris's reliance on third parties (including supply chain), and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

Investor Contact:
Argot Partners
Dawn Schottlandt
amyris@argotpartners.com
+1 (212) 600-1902

Amyris, Inc.
Paul Vincent
vincent@amyris.com
+1 (510) 450-0761

Media Contact:
Amyris, Inc.
Beth Bannerman
bannerman@amyris.com
+1 (510) 914-0022
###
Financial Tables Follow

Amyris, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except shares and per share amounts)	Three Months Ended March 31, 2021	2020
Revenue:		
Renewable products	$ 28,179	$ 17,854
Licenses and royalties	143,800	5,161
Grants and collaborations	4,880	6,115
Total revenue	176,859	29,130
Cost and operating expenses:		
Cost of products sold [1]	22,659	11,790
Research and development [1]	23,332	17,126
Sales, general and administrative [1]	37,922	32,014
Total cost and operating expenses	83,913	60,930
Income (loss) from operations	92,946	(31,800
Other income (expense):		
Interest expense	(5,813)	(15,002
(Loss) gain from change in fair value of derivative instruments	(22,745)	3,282
Loss from change in fair value of debt	(326,785)	(16,503
Loss upon extinguishment of debt	(27,313)	(27,319
Other (expense) income, net	(678)	4
Total other expense, net	(383,334)	(55,538
Loss before income taxes and gain (loss) from investment in affiliate	(290,388)	(87,338
Provision for income taxes	(55)	(91)
Gain (loss) from investment in affiliate	392	(415)
Net loss	(290,051)	(87,844
Less: income attributable to noncontrolling interest	(1,200)	-
Net loss attributable to Amyris, Inc.	(291,251)	(87,844
Less: loss allocated to participating securities	2,099	1,087
Net loss attributable to Amyris, Inc. common stockholders, basic and diluted	(289,152)	(86,757
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic and diluted	267,733,555	155,065,63
Loss per share attributable to common stockholders, basic and diluted	$ (1.08)	$ (0.56

[1] Includes stock-based compensation expense as follows:

Cost of products sold	$ 63	$ -
Research and development	1,062	1,065
Sales, general and administrative	3,156	2,439
	$ 4,281	$ 3,504